NOTICE OF AWARD OF
STOCK SETTLED RESTRICTED STOCK UNITS
(WITH DIVIDEND EQUIVALENTS)
AND RESTRICTED STOCK UNIT AGREEMENT

Director Name: #ParticipantName# Grant Date: #GrantDate# Number of RSUs: #QuantityGranted#
Deferral Election. The director has elected [not] to defer settlement of this RSU award.
In the event of any inconsistency between the deferral election shown above and the director’s annual deferral election form, the annual deferral election form governs.

Pursuant to the Textron Inc. 2024 Long-Term Incentive Plan (collectively, the “Plan”), you (the “director”) have been awarded Restricted Stock Units (“RSUs”), each of which constitutes the right to receive a share of Common Stock of Textron Inc. (a “Share”). This RSU award is governed by the Restricted Stock Unit Terms and Conditions (“Terms and Conditions”) and the Plan, each of which is attached hereto.
The RSUs awarded include dividend equivalents which will accrue and be paid upon vesting of the RSUs. The RSUs are scheduled to vest on the first anniversary of the Grant Date.
As detailed in the Terms and Conditions, the Shares for vested RSUs will be issued to you either (i) if you elected not to defer settlement of this RSU award, as soon as practicable after the Period of Restriction ends, or (ii) if you elected to defer settlement of this RSU award, within 60 days after your Separation From Service.

You must accept this award by signing and returning a copy of this RSU award agreement to Textron. If you do not accept your RSU award prior to the vesting date (or prior to the date your service terminates for any reason, if earlier), your RSU award will be forfeited. Although Textron has completed the steps necessary to grant you this RSU award, you cannot receive any payment under the RSU award unless you accept the RSU award before the deadline.

TEXTRON INC.

By: ______________________
E. Robert Lupone
Executive Vice President, General Counsel and Secretary
Date: #GrantDate#

By signing this RSU award agreement, you agree that this award is governed by the Terms and Conditions and the Plan, each of which is attached hereto. You acknowledge that you have read and understand these documents as they apply to your RSU award.

Agreed to and Accepted by:

DIRECTOR

By: #Signature#
Name: #ParticipantName#
Date: #AcceptanceDate#

TEXTRON INC. 2024 LONG-TERM INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR AWARDS

RESTRICTED STOCK UNIT
TERMS AND CONDITIONS
(4/2024)

1.Award of RSUs. Pursuant to the Textron Inc. 2024 Long-Term Incentive Plan (collectively, the “Plan”), Textron has awarded to the director Restricted Stock Units (“RSUs”), subject to the Terms and Conditions set forth herein. The number of RSUs granted and the award date are recorded on the Administrator’s website for the Plan (and, for annual grants, on the director’s compensation statement).
2.Vesting Schedule. Subject to the Plan and the Terms and Conditions set forth herein, the RSUs will vest on the date set forth on the Notice of Award.
3.Settlement of RSUs. Textron will issue to the director the Shares for which the vesting conditions have been satisfied at the following time: (a) if the director did not timely file an irrevocable deferral election, as soon as practicable after the Period of Restriction ends, or (b) if the director timely filed an irrevocable deferral election, within sixty (60) days after the director’s Separation from Service. Shares may be issued in the form of a certificate or a notification to the director that the Shares are held in a book-entry account on the director’s behalf. Fractional Shares may be paid in cash.
4.Termination of Board Service, Exception for Death and Disability. If the director’s service with the Board ends for any reason before the end of the Period of Restriction, the director shall forfeit all RSUs for which the Period of Restriction has not yet ended, without payment therefor; provided that the RSUs shall be fully vested if the director’s service with the Board ends following continuous service to the date of the Annual Meeting next following the Grant Date, or the director’s service ends due to the director becoming Disabled or the director’s death. The number of Shares deliverable for RSUs shall not be adjusted for any delay caused by the time needed to validate the director’s status as Disabled or dead, or to authenticate a Beneficiary.
5.Change of Control. The Plan’s provisions regarding Change of Control apply to the RSUs. For purposes of applying such Change of Control provisions, references to termination of employment shall include the director’s termination of service to the Board, unless the context clearly demonstrates otherwise.
6.Corporate Changes. The number of RSUs awarded to the director hereunder shall be equitably adjusted as determined by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares, or any other corporate event or

Restricted Stock Unit
Terms and Conditions

distribution of stock or property of the Company affecting the Common Stock, in order to preserve the benefits or potential benefits intended to be made available to the director.
7.No Right to Continued Board Service. Nothing in these Terms and Conditions shall confer upon the director the right to continue service to the Board of Textron or any Subsidiary or affect any right of Textron, any Subsidiary, the Board or shareholders to terminate the service of the director.
8.Non-Assignability of RSUs. The RSUs shall not be assignable or transferable by the director, except to the extent (if at all) expressly permitted by the Plan. Any Shares issued under an RSU shall be freely transferable upon issuance.
9.Voting. The director shall not have voting rights with respect to the Shares underlying RSUs before the Shares are issued to the director.
10.Dividend Equivalents. If (and only if) the director’s award of RSUs includes dividend equivalents, the award shall entitle the director to receive an amount equal to any cash dividend declared with respect to the number of Shares represented by those RSUs, but only to the extent that the RSUs have not been issued as Shares, converted to a cash payment amount, or terminated or forfeited before the record date for such dividend. Dividend equivalents on unvested RSUs shall be subject to the same vesting and forfeiture conditions as the RSUs and shall be paid (if vested) as soon as practicable after the Period of Restriction ends, provided that, if the director timely filed an irrevocable deferral election with respect to the RSUs, dividend equivalents shall be paid annually, as determined by Textron, until Shares have been issued with respect to the RSUs.
11.Administration. In accordance with the Plan, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or to one or more officers or employees of Textron.
12.Section 409A. The terms and conditions of the RSUs shall be interpreted in a manner consistent with the intent to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code. For example, the phrase “as soon as practicable” and similar phrases with respect to payment dates shall be interpreted and administered consistent with the intent that, subject to the director (or Beneficiary) providing all required information, payment shall not be delayed beyond the latest date permitted by Section 409A.
13.RSUs Subject to Plan. The RSUs shall be subject to the terms and conditions of the Plan in all respects, including the Plan provisions regarding Change of Control. Each term that is used but not defined herein shall have the meaning set forth in the Plan.

Restricted Stock Unit
Terms and Conditions

DEFINITIONS
“Administrator”
“Administrator” shall mean the third-party administrator appointed by Textron.
“Beneficiary”
“Beneficiary” shall mean the beneficiary, if any, designated by the director on a form that (i) is acceptable to Textron, (ii) references the RSUs or the Plan, and (iii) is delivered to Textron or its designee before the director’s death, or, if none, the director’s estate.
“Committee”
“Committee” has the meaning set forth in the Plan.
“Disability”
“Disability” shall mean the inability of the director to engage in any substantial gainful activity due to injury, illness, disease, or bodily or mental infirmity which can be expected to result in death or is expected to be permanent, and which results in the director’s being “disabled” within the meaning of Section 409A(a)(2)(C) of the Internal Revenue Code. An individual shall not be considered disabled unless the director furnishes proof of the existence thereof. Textron may require the existence or non-existence of a disability to be determined by a physician whose selection is mutually agreed upon by the director (or his or her representatives) and Textron.
“Period of Restriction”
The “Period of Restriction” means, for any RSU, the period prior to the date on which such RSU vests and the holder becomes entitled to a Share in respect thereof.
“Separation from Service”
“Separation from Service” shall have the meaning set forth in the Textron Inc. Deferred Income Plan for Non-Employee Directors, as amended.